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                                                                      EXHIBIT 11


                              POLYMER GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)


Historical earnings per share data is incorporated by reference to the respective exhibit to the Company's Form 10-K, dated April 3, 1998, for the fiscal year ended January 3, 1998 and to the Company's Form 10-Q dated May 19, 1998, for the fiscal quarter ended April 4, 1998.

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
                                                                                     Pro Forma
                                                                          --------------------------------
                                                                          Three Months      Twelve Months
                                                                              Ended             Ended
                                                                          April 4, 1998    January 3, 1998
                                                                          -------------    ---------------
Basic and Diluted:

  Income before extraordinary item applicable to common stock                $ 2,632           $29,289
  Weighted average shares outstanding                                         32,000            32,000
  Income before extraordinary item per common share--basic and diluted       $  0.08           $  0.92
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